Exhibit 1.01

Best Buy Co., Inc.
Conflict Minerals Report
For The Year Ended December 31, 2015

This Conflict Minerals Report for Best Buy Co., Inc. (”Best Buy”, “we”, “us” or “our”) covers the reporting period from January 1st to December 31st, 2015, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p-1 (the “conflict minerals law”).

This Conflict Minerals Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at www.investors.bestbuy.com.

Introduction

The Democratic Republic of the Congo (“DRC”) and its adjoining countries have reserves of tin, tantalum, tungsten and gold (collectively known as “3TG”), all of which are commonly used in the manufacturing of many consumer products. Occasionally, these minerals are illegally sourced and traded in the eastern DRC and surrounding areas by armed groups who are responsible for human rights violations. As such, these minerals are known as “conflict minerals.”

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act specifically relates to conflict minerals and requires companies covered under the Act to annually file a Form SD with the United States Securities and Exchange Commission (“SEC”) to disclose whether the 3TG used in their products directly or indirectly benefited armed groups in the DRC. This Conflict Minerals Report, which is an exhibit to our Specialized Disclosure Report on Form SD, describes the design of our conflict minerals program and provides an account of how our program was implemented in 2015 to determine, to the best of our ability, the source, chain of custody and facilities used to process the minerals used in Best Buy Exclusive Brands (“ExB”) products.

Historically, we have had very limited engagement with parties beyond the first-tier suppliers in our ExB supply chain. Consequently, identifying, with certainty, the smelters, refiners and recyclers and the source of the materials they process is a significant challenge. We seek to address this challenge by participating in and, in some cases, leading collaborative industry efforts that seek to gather accurate data about the sources of 3TG, requiring smelters to be validated as conflict-free and ensure a supply chain in which human rights abuses do not exist.

Products

Best Buy is a leading provider of technology products, services and solutions. We offer these products and services to the customers who visit our stores, engage with Geek Squad agents or use our websites or mobile applications. We have operations in the U.S., Canada and Mexico.

The ExB product categories, under brand names Insignia, Dynex, Rocketfish, Platinum and Modal, in which we believe contain necessary 3TG and are therefore within scope of our RCOI and due diligence efforts include the following:

Product Category	Examples
Audio Products and Accessories	Stereos, speakers, sound bars, radio, etc.
Computing and Accessories	Tablets, monitors, keyboards, mouse, chargers, etc.
Mobile Phone Accessories	Mobile chargers, cables, etc.
Office and Household Products	Shredders, coffee makers, toasters, blenders, etc.
Video Game Accessories	Charging stations, power packs, steering wheel combo, etc.
Video Products and Accessories	TVs, DVD players, video cables, etc.

Reasonable Country of Origin Inquiry

Pursuant to the conflicts minerals law, we conducted a Reasonable Country of Origin Inquiry (“RCOI”) on the source of 3TG necessary to the functionality and/or production (“necessary 3TG”) of our ExB products in order to determine whether any of the necessary 3TG originated in the DRC or an adjoining country or were from recycled or scrap sources. As part of our RCOI process, we did the following:

•
Through a review of past Conflict Minerals Reporting Templates ("CMRTs"), utilization of a 3TG risk assessment tool and consultation with our engineering team, we identified 84 active, first-tier suppliers we knew or had reason to believe used necessary 3TG in the production of ExB products (“relevant suppliers”);

•
Used the CMRT created by the Electronics Industry Citizenship Coalition and the Global e-Sustainability Initiative to survey relevant suppliers, requesting country of origin information and the identification of the facilities that processed necessary 3TG they utilized;

•
Reviewed information provided by the 84 relevant suppliers to determine the completeness and reasonableness of their responses and verified the processing facilities they identified by comparing against the list of known smelters and refiners as provided by the Conflict Free Sourcing Initiative (“CFSI”);

•	Reviewed country of origin information available to Best Buy through our membership in CFSI (member ID V1720151223); and

•	Conducted additional research on the 3TG processing facilities identified by relevant suppliers in an attempt to augment the country of origin information gathered through our membership in CFSI.

Based on the results of our RCOI, we had reason to believe that some of the necessary 3TG used in ExB products may have been processed by facilities that sourced from the DRC or an adjoining country and may not have been from recycled or scrap sources. In compliance with the Act, we then exercised due diligence on the source and chain of custody of the necessary 3TG processed by these facilities that conformed to an internationally recognized due diligence framework.

Due Diligence

To determine to the best of our ability the source and chain of custody of the necessary 3TG used in ExB products, we conducted due diligence on our supply chain. Our due diligence measures were developed to ascertain if the minerals originated from the DRC or an adjoining country and, if so, whether armed groups directly or indirectly benefited as a result.

Design of our Due Diligence Measures

Our due diligence process is designed to conform, in all material aspects given our downstream position in the supply chain, to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and the related supplements on Tin, Tantalum, Tungsten and Gold (collectively, the “OECD Guidance”), an internationally recognized due diligence framework. In accordance with the 5-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following:

1.
Establishing a strong company management system through the adoption of a Conflict Minerals Policy, the implementation of a conflict minerals governance structure and strengthened engagement with our suppliers.

2.
Identifying and assessing risks by identifying relevant suppliers to engage in our RCOI and due diligence efforts, determining a reasonable engagement approach to gather conflict mineral sourcing information, and reviewing and validating smelter information provided by suppliers.

3.
Responding to identified risks by reporting to senior management the findings derived from our RCOI and due diligence efforts, designing training for relevant suppliers to improve their systems of transparency and control and devising a risk management strategy that seeks to ensure necessary 3TG in the ExB supply chain are conflict free.

4.	Auditing supply chain due diligence via our support for an industry developed audit program that is administered by independent, third-party auditors.

5.
Reporting on due diligence through our Specialized Disclosure Report on Form SD and Conflict Minerals Report filed with the SEC and the inclusion of conflict minerals content in our annual Corporate Responsibility and Sustainability report.

Due Diligence Measures Performed

We are working with electronics industry and retail peers in an effort to ensure that the implementation of our due diligence process is aligned with the OECD Guidance and complementary to the industry approach. The primary objective of this alignment is to maximize the efficiency and effectiveness of our efforts to identify relevant smelters and refiners and encourage their participation in the CFSI’s Conflict-Free Smelter Program (“CFSP”) or an equivalent program. For this reporting period, we exercised the due diligence measures described below on the source and chain of custody of necessary 3TG in the ExB supply chain:

•
We published a Conflict Minerals Policy that established ExB commitments regarding the sourcing of conflict minerals, including alignment with the OECD Guidance, supporting industry efforts, and seeking to avoid sourcing necessary 3TG that directly or indirectly benefit armed groups. The policy also sets similar expectations for our ExB suppliers, which we reviewed if we conducted a social compliance audit at the supplier’s factory;

•
We maintained a conflict minerals governance structure comprised of an operations team, an advisory team and an executive committee that includes senior executives from our Legal, Financial Reporting, Communications, Public Affairs, Corporate Responsibility & Sustainability and Global Sourcing departments;

•
We strengthened the engagement with relevant ExB suppliers by providing training regarding the Conflict Minerals law and their role in supporting our RCOI and due diligence efforts., as set forth below:

Conflict Mineral Program Key Performance Indicators
Percent of relevant ExB suppliers who attended training (in-person or via a webinar)	91%
Percent of relevant ExB suppliers who received training material	100%
Percent of products containing necessary 3TG that have had their supply chains surveyed	100%
Percent of relevant ExB suppliers who returned a CMRT	100%

•
We reviewed the data collected via our RCOI and due diligence efforts to determine if smelters in our supply chain may have been sourcing from a covered country and directly or indirectly financed or benefited armed groups in the DRC or an adjoining country;

•	We conducted outreach to smelters and refiners who had not been validated as “conflict-free” via CFSP or other independent third-party audit scheme to encourage their participation in such a program;

•	We held more than 20 meetings with non-validated smelters and refiners to assess their sourcing practices and request country of origin information;

•	We served as a single-point-of-contact to support smelters and refiners prepare for a CFSP audit and complete corrective action plans post-audit, as needed;

•	We contributed to the development and implementation of an effective smelter audit program through our membership in the CFSI, which administers Conflict Free Smelter Program audits;

•
We supported many CFSI activities including serving as the Chair of the Smelter Engagement Team (“SET”), which confirms eligible smelters and conducts coordinated outreach to known smelters to encourage them to participate in the CFSP or an equivalent program. Best Buy was also the co-lead of the China SET, which conducted outreach to smelters and refiners based in China; and

•
We disclosed information regarding our due diligence on conflict mineral sourcing via our Specialized Disclosure Report on Form SD and this Exhibit 1.01 Conflict Minerals Report filed with the SEC and we will include information on our conflict minerals due diligence efforts in our fiscal 2016 Corporate Responsibility and Sustainability Report, which we plan to release in the summer of 2016.

Results of Due Diligence Performed

We conducted the due diligence process described above in order to ascertain source and chain of custody information for the necessary 3TG in our ExB supply chain. To date, nearly 85% of the processing facilities reported by relevant ExB suppliers have been validated as conflict-free via an independent, 3rd party audit or they have committed to go through an audit. Nevertheless, based on our due diligence process and the subsequent information we gathered, we are unable to determine the origin of all the 3TG used in our products and whether armed groups directly or indirectly benefited primarily due to the lack of transparency among smelters who have not yet been audited. While there have been improvements in the systems of transparency and control for the sourcing of necessary 3TG, these results are not unexpected, especially given our downstream position as a retailer and manufacturer of ExB products.

Of the smelter and refiner information provided by our suppliers, we identified 23 in which we had reason to believe that the 3TG they processed may have originated in the DRC or an adjoining country and may not have been from recycled or scrap sources. All 23 of these processing facilities have been validated as conflict-free through CFSI or another independent, third-party audit scheme. Furthermore, we have not identified a supplier, smelter or refiner which we have reason to believe may be sourcing from the DRC or an adjoining country and, directly or indirectly, benefiting armed groups.

Please see below for the status of facilities reported to us by relevant ExB suppliers and see Attachment A for the list of smelters and refiners.

Metal	Validated (2)	Active or TI-CMC Member (2)	Unknown (2)
Gold	71%	8%	21%
Tantalum	100%	0	0
Tin	68%	14%	18%
Tungsten	76%	21%	3%

Future Steps to Optimize Our Due Diligence Efforts

Best Buy is committed to being a socially and environmentally responsible corporation and this commitment extends throughout the length of our value chain, from the sourcing of raw material to the responsible recycling of products. We recognize that this commitment is a journey and one that we cannot take on our own. This challenge is further complicated given the complexity of our supply chain, which is, in essence, in a constant state of transformation. As a result, we will continue to focus our efforts on collaborating with both the retail and consumer electronic industries to improve the systems of transparency and control in our supply chain. We will also continue our engagement with relevant suppliers in order to build their knowledge so they are able to provide more complete and accurate information on the source of conflict minerals in our ExB supply chain and, furthermore, to impress upon them our expectation that they also apply the OECD Guidance in good faith.

Steps we intend to take in 2016 include:

•	Participating in CFSI meetings in order to gather best practices and collaborate with industry peers;

•	Providing training for relevant ExB suppliers on conflict mineral reporting and the OECD Guidance;

•	Seeking to optimize the CFSI’s Smelter Engagement Team structure, process and tools in order to improve the program’s effectiveness; and

•	Continuing to serve as a single-point-of-contact to support smelters who have expressed an interest in completing a CFSP audit.

Attachment A

The vast majority of the CMRT responses we received from suppliers provided data at a company level, meaning they listed the names of smelters and refiners they believe supplied 3TG for all the products they produced, not just the products they produced for Best Buy. Therefore, the processing facilities listed in the table below represent the smelters and refiners provided by our suppliers, but we do not have sufficient information to confirm whether these are the actual smelters that processed necessary 3TG used in our products. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG but based on the data gathered from suppliers, processing facilities and CFSI, we believe that the sources may include the countries listed in the last row of the table below.

Metal	Processing Facility Name (1)	Location of Facility (1)	Facility Status (2)
Gold	Aida Chemical Industries Co., Ltd.	Japan	Validated
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Validated
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Validated
Gold	Argor-Heraeus S.A.	Switzerland	Validated
Gold	Asahi Pretec Corp.	Japan	Validated
Gold	Asahi Refining Canada Ltd.	Canada	Validated
Gold	Asahi Refining USA Inc.	United States	Validated
Gold	Asaka Riken Co., Ltd.	Japan	Validated
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Validated
Gold	Aurubis AG	Germany	Validated
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Validated
Gold	Boliden AB	Sweden	Validated
Gold	C. Hafner GmbH + Co. KG	Germany	Validated
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Validated
Gold	Cendres + Métaux S.A.	Switzerland	Active
Gold	Chimet S.p.A.	Italy	Validated
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	South Korea	Active
Gold	DODUCO GmbH	Germany	Validated
Gold	Dowa	Japan	Validated
Gold	DSC (Do Sung Corporation)	South Korea	Active
Gold	Eco-System Recycling Co., Ltd.	Japan	Validated
Gold	Elemetal Refining, LLC	United Stated	Validated
Gold	Faggi Enrico S.p.A.	Italy	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	Validated
Gold	Heraeus Ltd. Hong Kong	Hong Kong	Validated
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Validated
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	Hwasung CJ Co., Ltd.	South Korea	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Validated
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Validated
Gold	Istanbul Gold Refinery	Turkey	Validated
Gold	Japan Mint	Japan	Validated
Gold	Jiangxi Copper Co., Ltd.	China	Validated
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Validated

Gold	JSC Uralelectromed	Russian Federation	Validated
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Validated
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	Validated
Gold	Kennecott Utah Copper LLC	United States	Validated
Gold	Kojima Chemicals Co., Ltd.	Japan	Validated
Gold	Korea Metal Co., Ltd.	South Korea	Unknown
Gold	Kyrgyzaltyn JSC	Kazakhstan	Unknown
Gold	L' azurde Company For Jewelry	Saudi Arabia	Validated
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	South Korea	Validated
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Materion	United States	Validated
Gold	Matsuda Sangyo Co., Ltd.	Japan	Validated
Gold	Metalor Technologies (Hong Kong) Ltd.	Hong Kong	Validated
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Validated
Gold	Metalor Technologies (Suzhou) Ltd.	China	Active
Gold	Metalor Technologies S.A.	Switzerland	Validated
Gold	Metalor USA Refining Corporation	United States	Validated
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	Validated
Gold	Mitsubishi Materials Corporation	Japan	Validated
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Validated
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Validated
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey	Validated
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	Nihon Material Co., Ltd.	Japan	Validated
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Validated
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Validated
Gold	OJSC Novosibirsk Refinery	Russian Federation	Validated
Gold	PAMP S.A.	Switzerland	Validated
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Validated
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Validated
Gold	PX Précinox S.A.	Switzerland	Validated
Gold	Rand Refinery (Pty) Ltd.	South Africa	Validated
Gold	Republic Metals Corporation	United States	Validated
Gold	Royal Canadian Mint	Canada	Validated
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Samduck Precious Metals	South Korea	Active
Gold	SAMWON Metals Corp.	South Korea	Unknown
Gold	Schone Edelmetaal B.V.	Netherlands	Validated
Gold	SEMPSA Joyería Platería S.A.	Spain	Validated
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Validated
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Validated
Gold	Singway Technology Co., Ltd.	Taiwan	Validated
Gold	So Accurate Group, Inc.	United States	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Active
Gold	Solar Applied Materials Technology Corp.	Taiwan	Validated

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Validated
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Validated
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Validated
Gold	Tokuriki Honten Co., Ltd.	Japan	Validated
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	Torecom	South Korea	Active
Gold	Umicore Brasil Ltda.	Brazil	Validated
Gold	Umicore Precious Metals Thailand	Thailand	Validated
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Validated
Gold	United Precious Metal Refining, Inc.	United States	Validated
Gold	Valcambi S.A.	Switzerland	Validated
Gold	Western Australian Mint trading as The Perth Mint	Australia	Validated
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Validated
Gold	Yokohama Metal Co., Ltd.	Japan	Active
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Validated
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Validated
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Validated
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Validated
Tantalum	D Block Metals, LLC	United States	Validated
Tantalum	Duoluoshan	China	Validated
Tantalum	Exotech Inc.	United States	Validated
Tantalum	F&X Electro-Materials Ltd.	China	Validated
Tantalum	FIR Metals & Resource Ltd.	China	Validated
Tantalum	Global Advanced Metals Aizu	United States	Validated
Tantalum	Global Advanced Metals Boyertown	United States	Validated
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Validated
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	Validated
Tantalum	H.C. Starck Co., Ltd.	Thailand	Validated
Tantalum	H.C. Starck GmbH Goslar	Germany	Validated
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Validated
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Validated
Tantalum	H.C. Starck Inc.	United States	Validated
Tantalum	H.C. Starck Ltd.	Japan	Validated
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Validated
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Validated
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Validated
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Validated
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Validated
Tantalum	KEMET Blue Metals	Mexico	Validated
Tantalum	KEMET Blue Powder	United States	Validated
Tantalum	King-Tan Tantalum Industry Ltd.	China	Validated
Tantalum	LSM Brasil S.A.	Brazil	Validated
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Validated
Tantalum	Mineração Taboca S.A.	Brazil	Validated
Tantalum	Mitsui Mining & Smelting	Japan	Validated
Tantalum	Molycorp Silmet A.S.	Estonia	Validated
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Validated
Tantalum	Plansee SE Liezen	Austria	Validated
Tantalum	Plansee SE Reutte	Austria	Validated

Tantalum	QuantumClean	United States	Validated
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Validated
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Validated
Tantalum	Taki Chemicals	Japan	Validated
Tantalum	Telex Metals	United States	Validated
Tantalum	Tranzact, Inc.	United States	Validated
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Validated
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Validated
Tantalum	Zhuzhou Cemented Carbide	China	Validated
Tin	Alpha	United States	Validated
Tin	An Thai Minerals Co., Ltd.	Vietnam	Active
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Active
Tin	China Tin Group Co., Ltd.	China	Active
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Validated
Tin	CV Ayi Jaya	Indonesia	Validated
Tin	CV Dua Sekawan	Indonesia	Active
Tin	CV Gita Pesona	Indonesia	Validated
Tin	CV Serumpun Sebalai	Indonesia	Validated
Tin	CV United Smelting	Indonesia	Validated
Tin	Dowa	Japan	Validated
Tin	Elmet S.L.U. (Metallo Group)	Spain	Validated
Tin	EM Vinto	Bolivia	Validated
Tin	Estanho de Rondônia S.A.	Brazil	Unknown
Tin	Feinhütte Halsbrücke GmbH	Germany	Active
Tin	Fenix Metals	Poland	Validated
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Validated
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Validated
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Validated
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Validated
Tin	Melt Metais e Ligas S.A.	Brazil	Validated
Tin	Metallic Resources, Inc.	United States	Validated
Tin	Metallo-Chimique N.V.	Belgium	Validated
Tin	Mineração Taboca S.A.	Brazil	Validated
Tin	Minsur	Peru	Validated
Tin	Mitsubishi Materials Corporation	Japan	Validated
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Validated
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Validated
Tin	Operaciones Metalurgical S.A.	Bolivia	Validated
Tin	Phoenix Metal Ltd.	Rwanda	Active
Tin	PT Alam Lestari Kencana	Indonesia	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	Validated

Tin	PT Artha Cipta Langgeng	Indonesia	Validated
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Validated
Tin	PT Babel Inti Perkasa	Indonesia	Validated
Tin	PT Bangka Kudai Tin	Indonesia	Unknown
Tin	PT Bangka Prima Tin	Indonesia	Validated
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Unknown
Tin	PT Bangka Tin Industry	Indonesia	Validated
Tin	PT Belitung Industri Sejahtera	Indonesia	Validated
Tin	PT BilliTin Makmur Lestari	Indonesia	Validated
Tin	PT Bukit Timah	Indonesia	Validated
Tin	PT DS Jaya Abadi	Indonesia	Validated
Tin	PT Eunindo Usaha Mandiri	Indonesia	Validated
Tin	PT Fang Di MulTindo	Indonesia	Unknown
Tin	PT Inti Stania Prima	Indonesia	Validated
Tin	PT Justindo	Indonesia	Validated
Tin	PT Karimun Mining	Indonesia	Unknown
Tin	PT Mitra Stania Prima	Indonesia	Validated
Tin	PT Panca Mega Persada	Indonesia	Validated
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	Unknown
Tin	PT Prima Timah Utama	Indonesia	Validated
Tin	PT Refined Bangka Tin	Indonesia	Validated
Tin	PT Sariwiguna Binasentosa	Indonesia	Validated
Tin	PT Seirama Tin Investment	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	Validated
Tin	PT Sumber Jaya Indah	Indonesia	Validated
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Validated
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Validated
Tin	PT Tinindo Inter Nusa	Indonesia	Validated
Tin	PT Wahana Perkit Jaya	Indonesia	Validated
Tin	Rui Da Hung	Taiwan	Validated
Tin	Soft Metais Ltda.	Brazil	Validated
Tin	Thaisarco	Thailand	Validated
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Active
Tin	VQB Mineral and Trading Group JSC	Vietnam	Validated
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Validated
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active
Tin	Yunnan Tin Group (Holding) Co., Ltd.	China	Validated
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Validated
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Validated
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Validated
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Validated
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	TI-CMC Member
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Validated
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Validated
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Validated
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	TI-CMC Member
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Validated
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Validated

Tungsten	Global Tungsten & Powders Corp.	United States	Validated
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Validated
Tungsten	H.C. Starck GmbH	Germany	Validated
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Validated
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Validated
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Validated
Tungsten	Hydrometallurg, JSC	Russian Federation	Validated
Tungsten	Japan New Metals Co., Ltd.	Japan	Validated
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	TI-CMC Member
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Validated
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	TI-CMC Member
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	TI-CMC Member
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Validated
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Active
Tungsten	Kennametal Fallon	United States	Active
Tungsten	Kennametal Huntsville	United States	Validated
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Validated
Tungsten	Niagara Refining LLC	United States	Validated
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Validated
Tungsten	Pobedit, JSC	Russian Federation	TI-CMC Member
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Validated
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Validated
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Validated
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Validated
Tungsten	Xiamen Tungsten Co., Ltd.	China	Validated
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Validated
Country of origin for the conflict minerals processed by the facilities listed above may include:
Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central Africa Republic, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, DRC, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungry, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Mozambique, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russian, Rwanda, Sierra Leone, Singapore, Slovakia, South Korea, South Africa, Spain, South Sudan, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States, Vietnam, Zimbabwe or Zambia

(1)	Facility name and location as reported by the Conflict Free Sourcing Initiative.

(2)	Facility statuses defined as following:

Smelter Status	Status Definition
Validated	Facilities as of April 29, 2016 that are complaint with the CFSP assessment protocols
Active	Facilities that have committed to undergo a CFSP audit or are participating in another certification program
TI-CMC Member	Facilities that have committed to complete a CFSP validation audit within two years of TI-CMC membership issuance
Unknown	Facilities that have not committed to undergo a CFSP audit and are not participating in another certification program